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                                                                    Exhibit 99.3

                              ROADWAY CORPORATION

                          EXCHANGE OF ALL OUTSTANDING
                    8 1/4% SENIOR NOTES DUE DECEMBER 1, 2008
                                      FOR
                    8 1/4% SENIOR NOTES DUE DECEMBER 1, 2008

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        THE EXCHANGE OFFER WILL EXPIRE AT 5:00 P.M., NEW YORK CITY TIME,

  ON FEBRUARY 13, 2002 UNLESS EXTENDED (THE "EXPIRATION DATE"). NOTES TENDERED
   IN THE EXCHANGE OFFER MAY BE WITHDRAWN AT ANY TIME PRIOR TO 5:00 P.M., NEW
                    YORK CITY TIME, ON THE EXPIRATION DATE.

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To Our Clients:


     We are enclosing herewith a prospectus, dated January 9, 2002, of Roadway Corporation, and the accompanying letter of transmittal that together constitute the offer by Roadway (the "Exchange Offer"), to exchange its 8 1/4% Senior Notes due December 1, 2008 (the "Exchange Notes"), which have been registered under the Securities Act of 1933, as amended (the "Securities Act"), for a like principal amount of its issued and outstanding 8 1/4% Senior Notes due December 1, 2008 (the "Outstanding Notes"), upon the terms and subject to the conditions set forth in the Exchange Offer.


     The Exchange Offer is not conditioned upon any minimum number of Outstanding Notes being tendered.

     We are the holder of record of Outstanding Notes held by us for your own account. A tender of such Outstanding Notes can be made only by us as the record holder and pursuant to your instructions. The letter of transmittal is furnished to you for your information only and cannot be used by you to tender Outstanding Notes held by us for your account.

     We request instructions as to whether you wish to tender any or all of the Outstanding Notes held by us for your account pursuant to the terms and conditions of the Exchange Offer. We also request that you confirm that we may, on your behalf, make the representations contained in the letter of transmittal.

     Pursuant to the letter of transmittal, each holder of Outstanding Notes will represent to Roadway that:

      (i) any Exchange Notes that the holder will acquire in exchange for Outstanding Notes that the holder has tendered will be acquired in the ordinary course of business of the holder,

      (ii) the holder has not engaged in, does not intend to engage in, and has no arrangement or understanding with any person to participate in, a distribution of any Exchange Notes issued to the holder, and

     (iii) the holder is not an "affiliate" (as defined in Rule 405 under the Securities Act) of Roadway Corporation.

     If the holder is a broker-dealer that will receive Exchange Notes for its own account in exchange for Outstanding Notes that were acquired as a result of market-making activities or other trading activities, it will acknowledge that it will deliver a prospectus in connection with any resale of the Exchange Notes. However, by this acknowledgement and by delivering a prospectus, the broker-dealer will not be deemed to admit that it is an "underwriter" under the meaning of the Securities Act.

     Please return your instructions to us in the enclosed envelope within ample time to permit us to submit a tender on your behalf prior to the Expiration Date.
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                                 INSTRUCTION TO
                        BOOK ENTRY TRANSFER PARTICIPANT

To Participant of the DTC:


     The undersigned hereby acknowledges receipt of the prospectus, dated January 9, 2002 (the "Prospectus") of Roadway Corporation, and the accompanying letter of transmittal (the "Letter of Transmittal"), that together constitute Roadway's offer (the "Exchange Offer") to exchange its 8 1/4% Senior Notes due December 1, 2008 (the "Exchange Notes"), for all of its outstanding 8 1/4% Senior Notes due December 1, 2008 (the "Outstanding Notes"). Capitalized terms used but not defined herein have the meanings ascribed to them in the Prospectus or the Letter of Transmittal.


     This will instruct you, the DTC participant, as to the action to be taken by you relating to the Exchange Offer with respect to the Outstanding Notes held by you for the account of the undersigned.

     The aggregate face amount of the Outstanding Notes held by you for the account of the undersigned is (FILL IN AMOUNT):

     $ ____________ of the 8 1/4% Senior Subordinated Notes due December 1,
2008.

     With respect to the Exchange Offer, we hereby instruct you (CHECK APPROPRIATE BOX):

     [ ] TO TENDER the following amount of Outstanding Notes you hold for our account
       (INSERT PRINCIPAL AMOUNT OF OUTSTANDING NOTES TO BE TENDERED, IF ANY):
       $ ____________ .

     [ ] NOT TO TENDER any Outstanding Notes you hold for our account.

     If we instruct you to tender the Outstanding Notes held by you for our account, it is understood that you are authorized to make, on behalf of us (and, by signing below, we hereby make to you), the representations contained in the Letter of Transmittal that are to be made with respect to us as a beneficial owner, including, but not limited to, the representations, that:

      (i) any Exchange Notes that the holder will acquire in exchange for Outstanding Notes that the holder has tendered will be acquired in the ordinary course of business of the holder,

      (ii) the holder has not engaged in, does not intend to engage in, and has no arrangement or understanding with any person to participate in, a distribution of any Exchange Notes issued to the holder, and

     (iii) the holder is not an "affiliate" (as defined in Rule 405 under the Securities Act) of Roadway Corporation.

     If we are a broker-dealer that will receive Exchange Notes for our own account in exchange for Outstanding Notes that were acquired as a result of market-making activities or other trading activities, we acknowledge that we will deliver a prospectus in connection with any resale of the Exchange Notes. However, by this acknowledgement and by delivering a prospectus, we are not be deemed to admit that we are an "underwriter" under the meaning of the Securities Act.

Name of beneficial owner(s):
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Signature(s):
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Name(s) (please print):
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Address:
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Telephone Number:
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Taxpayer Identification or Social Security Number:
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Date:
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